Exhibit 99.1

QuickLogic Reports Fiscal 2017 Third Quarter Results

SUNNYVALE, Calif. - November 8, 2017 - QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, display bridge and programmable logic solutions, announced its financial results for the fiscal third quarter ended October 1, 2017.

Recent Accomplishments

•	EOSTM S3 Sensor Processing Platform:

•	Significantly expanded its Hearables engagement pipeline and design wins.

•	Strengthened EOS S3 product team with three new senior-level positions for product management, hardware solutions architecture and system engineering.

•	Granted a patent by the United States Patent and Trademark Office for the company’s Flexible Fusion Engine (FFE) used for always-on sensor processing in the EOS S3 multi-core processor.

•	QuickLogic distributor Shinko Shoji demonstrated an EOS S3 CPU module and evaluation board at CEATEC in Chiba, Japan.

•	Embedded FPGA (eFPGA) Intellectual Property (IP) Licensing:

•	Qualified ArcticProTM eFPGA at SMIC to become the first eFPGA IP available on its low power 40nm LL process.

•	Partnered with AcconSys to expand ArcticPro eFPGA penetration in China.

•	Participated in several technical symposiums hosted by the company’s fabrication partners’ GLOBALFOUNDRIES and SMIC, the 15th Annual International System-on-a-Chip Conference, and ARM TechCon 2017.

Fiscal 2017 Third Quarter Financial Results
Total revenue was $3.0 million, within the company’s guidance, flat compared to the second quarter of 2017 and up 6% compared to the third quarter of 2016. New product revenue was $1.5 million, flat compared to the second quarter of 2017 and up 10% compared to the third quarter of 2016. Mature product revenue was $1.5 million, flat compared to both the second quarter of 2017 and the third quarter of 2016. New product revenue accounted for 50% of the total revenue in the third quarter of 2017, compared to 49% in the second quarter of 2017 and 48% in the third quarter of 2016.

GAAP gross margin was 42.6%, down from 45.6% in the second quarter of 2017 and up from 31.7% in the third quarter of 2016. Non-GAAP gross margin was 43.7%, down from 46.3% in the second quarter of 2017 and up from 34.1% in the third quarter of 2016.

GAAP operating expenses decreased slightly to $4.7 million, from $4.9 million in the second quarter of 2017 and decreased significantly from $5.5 million in the third quarter of 2016. Non-GAAP operating expenses decreased slightly to $4.3 million, compared to $4.6 million in the second quarter of 2017 and decreased from $5.0 million in the third quarter of 2016.

GAAP net loss was $3.6 million, or $0.04 per share, compared to $3.6 million, or $0.05 per share, in the second quarter of 2017 and $4.6 million, or $0.07 per share, in the third quarter of 2016. Non-GAAP net loss was lower at $3.1 million compared to $3.3 million in the second quarter of 2017 and $4.1 million in the third quarter of 2016. (See below for an explanation of non-GAAP financial measures.)

Conference Call
QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Standard Time / 5:30 p.m. Eastern Standard Time today, November 8, 2017, to discuss its current financial results. The conference call will be webcasted and can be accessed via the Company's website at http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Standard Time. The conference ID is 99397264. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859-2056 or (404) 537-3406 and reference the passcode: 99397264. The call recording will be archived until Thursday, November 16, 2017 and the webcast will be available for 12 months on the Company's website.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Hearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog QuikLogic HotSpot
(http://blog.quicklogic.com), corporate Twitter account (@QuickLogic_Corp), Facebook page
(https://www.facebook.com/QuickLogic), and LinkedIn page
(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures
QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or US GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of US GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable US GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at
http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is November 8, 2017, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
QuickLogic and the QuickLogic logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact
Sue Cheung
Chief Financial Officer
(408) 990-4076
Scheung@quicklogic.com

IR Contact
Moriah Shilton/Kirsten Chapman
(415) 433-3777
ir@quicklogic.com

-Tables Follow -

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2017	October 2, 2016	July 2, 2017	October 1, 2017	October 2, 2016
Revenue	$2,972	$2,809	$3,026	$9,168	$8,476
Cost of revenue	1,706	1,918	1,646	5,149	5,653
Gross profit	1,266	891	1,380	4,019	2,823
Operating expenses:
Research and development	2,368	2,755	2,319	7,114	9,885
Selling, general and administrative	2,353	2,704	2,614	7,381	7,988
Total operating expense	4,721	5,459	4,933	14,495	17,873
Loss from operations	(3,455)	(4,568)	(3,553)	(10,476)	(15,050)
Interest expense	(15)	(37)	(21)	(97)	(109)
Interest income and other (expense), net	(3)	(41)	1	(2)	(63)
Loss before income taxes	(3,473)	(4,646)	(3,573)	(10,575)	(15,222)
Provision for (benefit from) income taxes	77	(23)	34	147	68
Net loss	$(3,550)	$(4,623)	$(3,607)	$(10,722)	$(15,290)
Net loss per share:
Basic	$(0.04)	$(0.07)	$(0.05)	$(0.14)	$(0.24)
Diluted	$(0.04)	$(0.07)	$(0.05)	$(0.14)	$(0.24)
Weighted average shares:
Basic	80,125	67,781	79,799	76,267	64,522
Diluted	80,125	67,781	79,799	76,267	64,522

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	October 1, 2017	January 1, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$19,029	$14,870
Accounts receivable, net	1,654	839
Inventories	3,307	2,017
Other current assets	1,031	1,123
Total current assets	25,021	18,849
Property and equipment, net	2,247	2,765
Other assets	253	230
TOTAL ASSETS	$27,521	$21,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$6,000	$6,000
Trade payables	1,647	2,018
Accrued liabilities	1,781	1,580
Current portion of capital lease obligations	145	209
Total current liabilities	9,573	9,807
Long-term liabilities:
Capital lease obligations, less current portion	129	—
Other long-term liabilities	25	49
Total liabilities	9,727	9,856
Stockholders’ equity:
Common stock, par value	80	68
Additional paid-in capital	268,340	251,824
Accumulated deficit	(250,626)	(239,904)
Total stockholders’ equity	17,794	11,988
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,521	$21,844

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(1)	Derived from the January 1, 2017 audited balance sheet included in the 2016 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2017	October 2, 2016	July 2, 2017	October 1, 2017	October 2, 2016
US GAAP loss from operations	$(3,455)	$(4,568)	$(3,553)	$(10,476)	$(15,050)
Adjustment for stock-based compensation within:
Cost of revenue	32	34	20	85	119
Research and development	151	137	134	424	603
Selling, general and administrative	212	286	193	551	736
Adjustment for the write-off of equipment within:
Cost of revenue	—	33	—	—	33
Research and development	10	1	—	10	313
Selling, general and administrative	—	5	—	—	5
Non-GAAP loss from operations	$(3,050)	$(4,072)	$(3,206)	$(9,406)	$(13,241)
US GAAP net loss	$(3,550)	$(4,623)	$(3,607)	$(10,722)	$(15,290)
Adjustment for stock-based compensation within:
Cost of revenue	32	34	20	85	119
Research and development	151	137	134	424	603
Selling, general and administrative	212	286	193	551	736
Adjustment for the write-off of equipment within:
Cost of revenue	—	33	—	—	33
Research and development	10	1	—	10	313
Selling, general and administrative	—	5	—	—	5
Non-GAAP net loss	$(3,145)	$(4,127)	$(3,260)	$(9,652)	$(13,481)
US GAAP net loss per share	$(0.04)	$(0.07)	$(0.05)	$(0.14)	$(0.24)
Adjustment for stock-based compensation	*	0.01	0.01	0.01	0.02
Adjustment for the write-off of equipment	*	*	—	*	0.01
Non-GAAP net loss per share	$(0.04)	$(0.06)	$(0.04)	$(0.13)	$(0.21)
US GAAP gross margin percentage	42.6%	31.7%	45.6%	43.8%	33.3%
Adjustment for stock-based compensation	1.1%	1.2%	0.7%	1.0%	1.4%
Adjustment for the write-off of equipment	*	1.2%	—%	*	0.4%
Non-GAAP gross margin percentage	43.7%	34.1%	46.3%	44.8%	35.1%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2017	Q3 2016	Q2 2017	Q3 2016 to Q3 2017	Q2 2017 to Q3 2017
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	50%	48%	49%	10%	(1)%
Mature products	50%	52%	51%	2%	(3)%
Revenue by geography:
Asia Pacific	49%	62%	55%	(16)%	(13)%
North America	39%	24%	36%	70%	6%
Europe	12%	14%	9%	(10)%	38%

_____________________

(1)
New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.